SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MAY 24, 2002
(To Prospectus dated January 16, 2002)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                                Home Loans, Inc.
                                     Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                         Alternative Loan Trust 2002-6
                                     Issuer

               Mortgage Pass-Through Certificates, Series 2002-10

                              -------------------


The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated May 24, 2002, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated January 16, 2002. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the September 25, 2002, the class certificate balance of the Class PO Certificates was approximately $2,946,240.

o Exhibit 1 to this Supplement is the monthly statement made available to holders of the Class PO Certificates on the September 25, 2002 distribution date.

o This Supplement also modifies the "Method of Distribution" section on page S-55 of the Prospectus Supplement as described on the next page.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 15, 2002

The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.

                           DESCRIPTION OF COLLATERAL


Reports to Certificateholders


         The monthly statement furnished to the Certificateholders on the September 25, 2002 Distribution Date is included herein as Exhibit 1.


                             METHOD OF DISTRIBUTION


         Pursuant to a Placement Agency Agreement, dated as of October 15, 2002, between Countrywide Securities Corporation and Countrywide Home Loans, Inc., Countrywide Securities Corporation has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and Countrywide Home Loans, Inc. has agreed to sell the Class PO Certificates through Countrywide Securities Corporation. Sales will be made a prices relating to the prevailing prices at the time of sale.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this Supplement, that the closing date for the purchase of the Class PO Certificates is October 15, 2002, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 77.0%.

         Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                     Percentage of the Prepayment Assumption
                                    ------------------------------------------
        Class                         0%       50%     100%     150%      200%
        -----                       -----    -----    -----    -----     -----
        Class PO..................   1.3%     3.7%     6.8%    10.4%     14.5%

         It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                   EXHIBIT 1


       THE BANK OF                                   Distribution Date:  9/25/02
         NEW YORK
    101 Barclay St, 8W
    New York, NY 10286
Attn: Courtney Bartholomew
       212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-6
                                 Series 2002-10


                 Certificateholder Monthly Distribution Summary

-----------------------------------------------------------------------------------------------------------------------------------
                                   Certificate                     Pass                                                    Current
                         Class         Rate        Beginning     Through     Principal        Interest        Total        Realized
Class      Cusip      Description      Type         Balance      Rate (%)   Distribution    Distribution   Distribution     Losses
-----------------------------------------------------------------------------------------------------------------------------------
  A1     12669CZN3      Senior      Var-30/360   52,853,534.93   2.410000   1,981,141.01     106,147.52     2,087,288.53     0.00
  A2     12669CZP8     Strip IO     Var-30/360   52,853,534.93   6.590000           0.00     290,254.00       290,254.00     0.00
  A3     12669CZQ6      Senior      Fix-30/360   35,671,929.81   5.000000   2,335,675.56     148,633.04     2,484,308.60     0.00
  A4     12669CZR4      Senior      Fix-30/360   18,157,307.91   5.250000     988,938.76      79,438.22     1,068,376.98     0.00
  A5     12669CZS2      Senior      Fix-30/360   27,259,000.00   6.500000           0.00     147,652.92       147,652.92     0.00
  A6     12669CZT0      Senior      Var-30/360   52,737,892.71   2.360000   2,900,821.09     103,717.86     3,004,538.95     0.00
  A7     12669CZU7     Strip IO     Var-30/360   52,737,892.71   6.140000           0.00     269,842.22       269,842.22     0.00
  A8     12669CZV5      Senior      Fix-30/360   46,834,009.29   5.875000   1,699,128.64     229,291.50     1,928,420.15     0.00
  A9     12669CZW3      Senior      Fix-30/360   30,754,000.00   6.500000           0.00     166,584.17       166,584.17     0.00
  PO     12669CZX1     Strip PO     Fix-30/360    3,007,949.40   0.000000      61,709.06           0.00        61,709.06     0.00
  AR     12669CZY9      Senior      Fix-30/360            0.00   7.000000           0.00           0.00             0.00     0.00
-----------------------------------------------------------------------------------------------------------------------------------
  M      12669CZZ6      Junior      Fix-30/360    5,988,336.95   7.000000       4,436.26      34,931.97        39,368.23     0.00
  B1     12669CA26      Junior      Fix-30/360    2,993,968.89   7.000000       2,217.98      17,464.82        19,682.80     0.00
  B2     12669CA34      Junior      Fix-30/360    2,245,526.57   7.000000       1,663.52      13,098.90        14,762.43     0.00
  B3     12669CA42      Junior      Fix-30/360    1,047,819.26   7.000000         776.24       6,112.28         6,888.52     0.00
  B4     12669CA59      Junior      Fix-30/360      898,130.79   7.000000         665.35       5,239.10         5,904.45     0.00
  B5     12669CA67      Junior      Fix-30/360    1,048,221.22   7.000000         776.54       6,114.62         6,891.16     0.00

-----------------------------------------------------------------------------------------------------------------------------------
Totals                                          281,497,627.73              9,977,950.01   1,624,523.14    11,602,473.17     0.00
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------
                         Cumulative
             Ending       Realized
Class        Balance       Losses
-----------------------------------
  A1      50,872,393.92     0.00
  A2      50,872,393.92     0.00
  A3      33,336,254.26     0.00
  A4      17,168,369.15     0.00
  A5      27,259,000.00     0.00
  A6      49,837,071.61     0.00
  A7      49,837,071.61     0.00
  A8      45,134,880.65     0.00
  A9      30,754,000.00     0.00
  PO       2,946,240.34     0.00
  AR               0.00     0.00
-----------------------------------
  M        5,983,900.69     0.00
  B1       2,991,750.91     0.00
  B2       2,243,863.04     0.00
  B3       1,047,043.02     0.00
  B4         897,465.44     0.00
  B5       1,047,444.68     0.00

-----------------------------------
Totals   271,519,677.71     0.00
-----------------------------------

       THE BANK OF                                   Distribution Date:  9/25/02
         NEW YORK
    101 Barclay St, 8W
    New York, NY 10286
Attn: Courtney Bartholomew
       212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-6
                                 Series 2002-10


                         Principal Distribution Detail


---------------------------------------------------------------------------------------------
                       Original       Beginning       Scheduled                 Unscheduled
                     Certificate     Certificate      Principal     Accretion    Principal
Class      Cusip       Balance         Balance       Distribution   Principal   Adjustments
---------------------------------------------------------------------------------------------
  A1     12669CZN3   56,545,000.00   52,853,534.93   1,981,141.01      0.00         0.00
  A2     12669CZP8   56,545,000.00   52,853,534.93           0.00      0.00         0.00
  A3     12669CZQ6   40,024,000.00   35,671,929.81   2,335,675.56      0.00         0.00
  A4     12669CZR4   20,000,000.00   18,157,307.91     988,938.76      0.00         0.00
  A5     12669CZS2   27,259,000.00   27,259,000.00           0.00      0.00         0.00
  A6     12669CZT0   58,143,000.00   52,737,892.71   2,900,821.09      0.00         0.00
  A7     12669CZU7   58,143,000.00   52,737,892.71           0.00      0.00         0.00
  A8     12669CZV5   50,000,000.00   46,834,009.29   1,699,128.64      0.00         0.00
  A9     12669CZW3   30,754,000.00   30,754,000.00           0.00      0.00         0.00
  PO     12669CZX1    3,051,159.65    3,007,949.40      61,709.06      0.00         0.00
  AR     12669CZY9          100.00            0.00           0.00      0.00         0.00
---------------------------------------------------------------------------------------------
  M      12669CZZ6    6,000,800.00    5,988,336.95       4,436.26      0.00         0.00
  B1     12669CA26    3,000,200.00    2,993,968.89       2,217.98      0.00         0.00
  B2     12669CA34    2,250,200.00    2,245,526.57       1,663.52      0.00         0.00
  B3     12669CA42    1,050,000.00    1,047,819.26         776.24      0.00         0.00
  B4     12669CA59      900,000.00      898,130.79         665.35      0.00         0.00
  B5     12669CA67    1,050,402.80    1,048,221.22         776.54      0.00         0.00
---------------------------------------------------------------------------------------------
Totals              300,027,862.45  281,497,627.73   9,977,950.01      0.00         0.00
---------------------------------------------------------------------------------------------

--------------------------------------------------------------------
               Net         Current       Ending           Ending
            Principal      Realized    Certificate      Certificate
Class      Distribution     Losses       Balance          Factor
--------------------------------------------------------------------
  A1       1,981,141.01      0.00      50,872,393.92   0.89967979339
  A2               0.00      0.00      50,872,393.92   0.89967979339
  A3       2,335,675.56      0.00      33,336,254.26   0.83290661246
  A4         988,938.76      0.00      17,168,369.15   0.85841845747
  A5               0.00      0.00      27,259,000.00   1.00000000000
  A6       2,900,821.09      0.00      49,837,071.61   0.85714654582
  A7               0.00      0.00      49,837,071.61   0.85714654582
  A8       1,699,128.64      0.00      45,134,880.65   0.90269761296
  A9               0.00      0.00      30,754,000.00   1.00000000000
  PO          61,709.06      0.00       2,946,240.34   0.96561330171
  AR               0.00      0.00               0.00   0.00000000000
--------------------------------------------------------------------
  M            4,436.26      0.00       5,983,900.69   0.99718382421
  B1           2,217.98      0.00       2,991,750.91   0.99718382421
  B2           1,663.52      0.00       2,243,863.04   0.99718382421
  B3             776.24      0.00       1,047,043.02   0.99718382421
  B4             665.35      0.00         897,465.44   0.99718382421
  B5             776.54      0.00       1,047,444.68   0.99718382421
--------------------------------------------------------------------
Totals     9,977,950.01      0.00     271,519,677.71
--------------------------------------------------------------------



       THE BANK OF                                   Distribution Date:  9/25/02
         NEW YORK
    101 Barclay St, 8W
    New York, NY 10286
Attn: Courtney Bartholomew
       212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-6
                                 Series 2002-10


                          Interest Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
             Beginning        Pass         Accrued      Cumulative               Total           Net       Unscheduled
            Certificate     Through        Optimal        Unpaid    Deferred    Interest     Prepayment      Interest    Interest
Class         Balance       Rate (%)       Interest      Interest   Interest      Due       Int Shortfall   Adjustment     Paid
-----------------------------------------------------------------------------------------------------------------------------------
  A1        52,853,534.93   2.410000      106,147.52       0.00       0.00      106,147.52       0.00          0.00      106,147.52
  A2        52,853,534.93   6.590000      290,254.00       0.00       0.00      290,254.00       0.00          0.00      290,254.00
  A3        35,671,929.81   5.000000      148,633.04       0.00       0.00      148,633.04       0.00          0.00      148,633.04
  A4        18,157,307.91   5.250000       79,438.22       0.00       0.00       79,438.22       0.00          0.00       79,438.22
  A5        27,259,000.00   6.500000      147,652.92       0.00       0.00      147,652.92       0.00          0.00      147,652.92
  A6        52,737,892.71   2.360000      103,717.86       0.00       0.00      103,717.86       0.00          0.00      103,717.86
  A7        52,737,892.71   6.140000      269,842.22       0.00       0.00      269,842.22       0.00          0.00      269,842.22
  A8        46,834,009.29   5.875000      229,291.50       0.00       0.00      229,291.50       0.00          0.00      229,291.50
  A9        30,754,000.00   6.500000      166,584.17       0.00       0.00      166,584.17       0.00          0.00      166,584.17
  PO         3,007,949.40   0.000000            0.00       0.00       0.00            0.00       0.00          0.00            0.00
  AR                 0.00   7.000000            0.00       0.00       0.00            0.00       0.00          0.00            0.00
-----------------------------------------------------------------------------------------------------------------------------------
  M          5,988,336.95   7.000000       34,931.97       0.00       0.00       34,931.97       0.00          0.00       34,931.97
  B1         2,993,968.89   7.000000       17,464.82       0.00       0.00       17,464.82       0.00          0.00       17,464.82
  B2         2,245,526.57   7.000000       13,098.90       0.00       0.00       13,098.90       0.00          0.00       13,098.90
  B3         1,047,819.26   7.000000        6,112.28       0.00       0.00        6,112.28       0.00          0.00        6,112.28
  B4           898,130.79   7.000000        5,239.10       0.00       0.00        5,239.10       0.00          0.00        5,239.10
  B5         1,048,221.22   7.000000        6,114.62       0.00       0.00        6,114.62       0.00          0.00        6,114.62

-----------------------------------------------------------------------------------------------------------------------------------
Totals     281,497,627.73               1,624,523.14       0.00       0.00    1,624,523.14       0.00          0.00    1,624,523.14
-----------------------------------------------------------------------------------------------------------------------------------

       THE BANK OF                                   Distribution Date:  9/25/02
         NEW YORK
    101 Barclay St, 8W
    New York, NY 10286
Attn: Courtney Bartholomew
       212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-6
                                 Series 2002-10


                          Current Payment Information
                               Factors per $1,000


------------------------------------------------------------------------------------------------------------
                       Original      Beginning Cert.                                Ending Cert.      Pass
                     Certificate        Notional       Principal      Interest        Notional      Through
Class      Cusip       Balance          Balance       Distribution  Distribution      Balance       Rate (%)
------------------------------------------------------------------------------------------------------------
  A1     12669CZN3   56,545,000.00    934.716330892   35.036537506   1.877221965    899.679793386   2.410000
  A2     12669CZP8   56,545,000.00    934.716330892    0.000000000   5.133150517    899.679793386   6.590000
  A3     12669CZQ6   40,024,000.00    891.263487282   58.356874822   3.713597864    832.906612460   5.000000
  A4     12669CZR4   20,000,000.00    907.865395355   49.446937884   3.971911105    858.418457471   5.250000
  A5     12669CZS2   27,259,000.00   1000.000000000    0.000000000   5.416666667   1000.000000000   6.500000
  A6     12669CZT0   58,143,000.00    907.037695113   49.891149292   1.783840800    857.146545821   2.360000
  A7     12669CZU7   58,143,000.00    907.037695113    0.000000000   4.641009540    857.146545821   6.140000
  A8     12669CZV5   50,000,000.00    936.680185842   33.982572884   4.585830077    902.697612958   5.875000
  A9     12669CZW3   30,754,000.00   1000.000000000    0.000000000   5.416666667   1000.000000000   6.500000
  PO     12669CZX1    3,051,159.65    985.838091000   20.224789289   0.000000000    965.613301711   0.000000
  AR     12669CZY9          100.00      0.000000000    0.000000000   0.000000000      0.000000000   7.000000
------------------------------------------------------------------------------------------------------------
  M      12669CZZ6    6,000,800.00    997.923102650    0.739278441   5.821218099    997.183824209   7.000000
  B1     12669CA26    3,000,200.00    997.923102650    0.739278441   5.821218099    997.183824209   7.000000
  B2     12669CA34    2,250,200.00    997.923102650    0.739278441   5.821218099    997.183824209   7.000000
  B3     12669CA42    1,050,000.00    997.923102650    0.739278441   5.821218099    997.183824209   7.000000
  B4     12669CA59      900,000.00    997.923102650    0.739278441   5.821218099    997.183824209   7.000000
  B5     12669CA67    1,050,402.80    997.923102650    0.739278441   5.821218099    997.183824209   7.000000
------------------------------------------------------------------------------------------------------------
Totals              300,027,862.45    938.238287042   33.256744652   5.414574256    904.981542357
------------------------------------------------------------------------------------------------------------

   THE BANK OF NEW YORK
    101 Barclay St, 8W
    New York, NY 10286
Attn: Courtney Bartholomew
       212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-6
                                 Series 2002-10

Pool Level Data
Distribution Date                                                                                                      9/25/2002
Cut-off Date                                                                                                            5/1/2002
Determination Date                                                                                                      9/1/2002
Accrual Period 30/360                        Begin                                                                      8/1/2002
                                             End                                                                        9/1/2002
Number of Days in 30/360 Accrual Period                                                                                       30

--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------

Group 1
-------
Cut-Off Date Balance                                                                                              300,027,862.45

Beginning Aggregate Pool Stated Principal Balance                                                                 281,497,627.74
Ending Aggregate Pool Stated Principal Balance                                                                    271,519,677.71

Beginning Aggregate Certificate Stated Principal Balance                                                          281,497,627.74
Ending Aggregate Certificate Stated Principal Balance                                                             271,519,677.71

Beginning Aggregate Loan Count                                                                                               676
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                               22
Ending Aggregate Loan Count                                                                                                  654

Beginning Weighted Average Loan Rate (WAC)                                                                             7.605082%
Ending Weighted Average Loan Rate (WAC)                                                                                7.602007%

Beginning Net Weighted Average Loan Rate                                                                               6.925201%
Ending Net Weighted Average Loan Rate                                                                                  6.924044%

Weighted Average Maturity (WAM) (Months)                                                                                     355

Servicer Advances                                                                                                      84,465.09

Aggregate Pool Prepayment                                                                                           9,769,078.48
Pool Prepayment Rate                                                                                                 34.5684 CPR

--------------------------------------------------------------------------------
                            Certificate Information
--------------------------------------------------------------------------------

Group 1
-------
Senior Percentage                                                                                                 94.8931666807%
Senior Prepayment Percentage                                                                                     100.0000000000%

   THE BANK OF NEW YORK
    101 Barclay St, 8W
    New York, NY 10286
Attn: Courtney Bartholomew
       212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-6
                                 Series 2002-10

--------------------------------------------------------------------------------
                            Certificate Information
--------------------------------------------------------------------------------

Group 1
-------
Subordinate Percentage                                                                                             5.1068333193%
Subordinate Prepayment Percentage                                                                                  0.0000000000%

Certificate Account

Beginning Balance                                                                                                           0.00

Deposit
Payments of Interest and Principal                                                                                 11,753,137.07
Liquidation Proceeds                                                                                                        0.00
All Other Proceeds                                                                                                          0.00
Other Amounts                                                                                                               0.00
                                                                                                                   -------------
Total Deposits                                                                                                     11,753,137.07

Withdrawals
Reimbursement of Servicer Advances                                                                                          0.00
Payment of Master Servicer Fees                                                                                        51,932.99
Payment of Sub Servicer Fees                                                                                           98,730.80
Payment of Other Fees                                                                                                       0.00
Payment of Insurance Premium(s)                                                                                             0.00
Payment of Personal Mortgage Insurance                                                                                 98,730.80
Other Permitted Withdrawal per the Pooling and Service Agreement                                                            0.00
Payment of Principal and Interest                                                                                  11,602,473.28
                                                                                                                   -------------
Total Withdrawals                                                                                                  11,851,867.87

Ending Balance                                                                                                              0.00

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                               6,712.35
Compensation for Gross PPIS from Servicing Fees                                                                         6,712.35
Other Gross PPIS Compensation                                                                                               0.00
                                                                                                                   -------------
Total Net PPIS (Non-Supported PPIS)                                                                                         0.00

Master Servicing Fees Paid                                                                                             51,932.99
Sub Servicing Fees Paid                                                                                                98,730.80
Insurance Premium(s) Paid                                                                                                   0.00

   THE BANK OF NEW YORK
    101 Barclay St, 8W
    New York, NY 10286
Attn: Courtney Bartholomew
       212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-6
                                 Series 2002-10

Personal Mortgage Insurance Fees Paid                                                                                  98,730.80
Other Fees Paid                                                                                                             0.00
                                                                                                                      ----------
Total Fees                                                                                                            249,394.58

--------------------------------------------------------------------------------
                            Delinquency Information
--------------------------------------------------------------------------------

Group 1
-------

Delinquency                                                        30-59 Days        60-89 Days        90+ Days           Totals
-----------                                                        ----------        ----------        --------           ------
Scheduled Principal Balance                                      5,327,895.03      3,871,075.68    1,128,951.22    10,327,921.93
Percentage of Total Pool Balance                                    1.962250%         1.425707%       0.415790%        3.803747%
Number of Loans                                                            14                 9               3               26
Percentage of Total Loans                                           2.140673%         1.376147%       0.458716%        3.975535%

Foreclosure
-----------
Scheduled Principal Balance                                                                                           825,827.41
Percentage of Total Pool Balance                                                                                       0.304150%
Number of Loans                                                                                                                2
Percentage of Total Loans                                                                                              0.305810%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%
Number of Loans                                                                                                                0
Percentage of Total Loans                                                                                              0.000000%

REO
---
Scheduled Principal Balance                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%
Number of Loans                                                                                                                0
Percentage of Total Loans                                                                                              0.000000%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                     0.00
Additional Gains (Recoveries)/Losses                                                                                        0.00
Total Realized Losses                                                                                                       0.00

   THE BANK OF NEW YORK
    101 Barclay St, 8W
    New York, NY 10286
Attn: Courtney Bartholomew
       212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-6
                                 Series 2002-10

--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                                            Original           Current
----------                                                                                            --------           -------
Bankruptcy Loss                                                                                     114,796.00        114,796.00
Bankruptcy Percentage                                                                                0.038262%         0.042279%
Credit/Fraud Loss                                                                                 6,400,000.00      6,400,000.00
Credit/Fraud Loss Percentage                                                                         2.133135%         2.357104%
Special Hazard Loss                                                                               6,400,000.00      6,386,574.22
Special Hazard Loss Percentage                                                                       2.133135%         2.352159%

Credit Support                                                                                        Original           Current
--------------                                                                                        --------           -------
Class A                                                                                         285,776,259.65    257,308,209.93
Class A Percentage                                                                                  95.249907%        94.765953%

Class M                                                                                           6,000,800.00      5,983,900.69
Class M Percentage                                                                                   2.000081%         2.203855%

Class B1                                                                                          3,000,200.00      2,991,750.91
Class B1 Percentage                                                                                  0.999974%         1.101854%

Class B2                                                                                          2,250,200.00      2,243,863.04
Class B2 Percentage                                                                                  0.749997%         0.826409%

Class B3                                                                                          1,050,000.00      1,047,043.02
Class B3 Percentage                                                                                  0.349967%         0.385623%

Class B4                                                                                            900,000.00        897,465.44
Class B4 Percentage                                                                                  0.299972%         0.330534%

Class B5                                                                                          1,050,402.80      1,047,444.68
Class B5 Percentage                                                                                  0.350102%         0.385771%